Exhibit 1.9

NOTICE

THIS NOTICE IS IMPORTANT AND REQUIRES THE IMMEDIATE ATTENTION OF NOTEHOLDERS. IF NOTEHOLDERS ARE IN ANY DOUBT AS TO THE ACTION THEY SHOULD TAKE, THEY SHOULD CONSULT THEIR OWN INDEPENDENT PROFESSIONAL ADVISERS.

THIS CONSENT SOLICITATION IS MADE FOR THE SECURITIES OF A NON-U.S. COMPANY. THE CONSENT SOLICITATION IS SUBJECT TO DISCLOSURE REQUIREMENTS IN PORTUGAL AND THE UNITED KINGDOM THAT ARE DIFFERENT FROM THOSE OF THE UNITED STATES OF AMERICA.

IT MAY BE DIFFICULT FOR YOU TO ENFORCE YOUR RIGHTS AND ANY CLAIM YOU MAY HAVE ARISING UNDER THE U.S. FEDERAL SECURITIES LAWS, SINCE THE ISSUER AND THE GUARANTOR ARE LOCATED IN FOREIGN COUNTRIES, AND SOME OR ALL OF THEIR OFFICERS AND DIRECTORS ARE RESIDENTS OF FOREIGN COUNTRIES. YOU MAY NOT BE ABLE TO SUE A FOREIGN COMPANY OR ITS OFFICERS AND DIRECTORS IN A FOREIGN COURT FOR VIOLATIONS OF U.S. SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A FOREIGN COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A U.S. COURT’S JUDGMENT.

PT PORTUGAL, SGPS, S.A.

(the “Issuer” or the “Company”)

Registered Office: Avenida Fontes Pereira de Melo, 40, 1069-300, Lisbon

Share Capital: Euro 3,450,000,000

Registration with the Commercial Registry of Lisbon and

Corporation no. 507,690,737

NOTICE OF ADJOURNED MEETING

to the holders of

€400,000,000 6.25 per cent. Notes due 2016

ISIN: PTPTCYOM0008

issued under the Portugal Telecom International Finance B.V. (“PTIF”) and Portugal Telecom, SGPS, S.A. (“PT SGPS”) €7,500,000,000 Euro Medium Term Note Programme guaranteed by Oi S.A. (“Oi” or the “Guarantor”)

(the “Notes”)

4 May 2015

PT Portugal, SGPS, S.A hereby gives notice to holders of the outstanding Notes that the meeting of Noteholders held on 4 May 2015 (the “Meeting”) to consider the Extraordinary Resolution set out in the Consent Solicitation Memorandum dated 9 April 2015 (the “Consent Solicitation Memorandum”) and the notice dated 9 April 2015 (the “Notice”) in respect of the Meeting was adjourned because the quorum requirements were not met.

In accordance with the requirements of the Trust Deed, and as outlined in the Consent Solicitation Memorandum, the meeting is adjourned to 10:00 a.m. (Lisbon time) on 19 May 2015 (the “Adjourned Meeting”) at the offices of PT Portugal, SGPS, S.A. located at Avenida Fontes Pereira de Melo, no. 40, 1069-300 Lisbon, Portugal.

The new revocation deadline for the Adjourned Meeting is 5:00 p.m. (Lisbon time) on 15 May 2015 (the “New Revocation Deadline”).

As set out in the Trust Deed, the quorum required at the Adjourned Meeting is one or more persons present being proxies or representatives (whatever the nominal amount of the outstanding Notes held or represented by them).

Unless the context otherwise requires, capitalised terms used but not defined in this notice dated 4 May 2015 (the “Adjourned Meeting Notice”) shall have the meaning given in the Trust Deed, the Conditions or the Consent Solicitation Memorandum (each as defined below), as applicable.

The agenda for the Adjourned Meeting will be as follows:

AGENDA

Sole Item

To approve an Extraordinary Resolution (the “Extraordinary Resolution”) in accordance with the provisions of the terms and conditions of the Notes (the “Conditions”) and the trust deed dated 17 December 1998 as supplemented on 19 September 2000, 20 December 2000, 4 February 2002, 29 April 2003, 7 November 2006, 23 April 2010,1 June 2012 and 19 March 2014 and as further supplemented or amended from time to time (the “Trust Deed”), made between the Company, PT SGPS, PTIF, MEO Serviços de Comunicações e Multimédia., S.A. (formerly PT Comunicações, S.A.), Oi and Citicorp Trustee Company Limited (the “Trustee”), and the Interbolsa Instrument dated 19 March 2014 (the “Interbolsa Instrument”), in order to, among other things, introduce certain changes to the Notes including the introduction of PTIF as issuer and principal obligor in place of the Company, allow for the completion of the sale of the Company and grant to Noteholders an option to redeem their Notes (the “Investor Put”).

The Extraordinary Resolution was initially provided to Noteholders together with the Notice. Except as otherwise provided in this Adjourned Meeting Notice, the terms and conditions of the Notice (including the Extraordinary Resolution) and the Consent Solicitation Memorandum shall apply to the Adjourned Meeting.

Consent Instructions submitted by Noteholders for the Meeting

Noteholders who have validly submitted Consent Instruction(s) for the Meeting through any of the methods detailed in the Notice should consider whether or not they wish such Consent Instruction(s) to remain as validly submitted for the Adjourned Meeting, or if they want to submit a new Consent Instruction.

Noteholders may:

(i)	revoke the Consent Instruction(s) submitted by the New Revocation Deadline, if applicable;

(ii)	submit a new Consent Instruction, voting for or against the Proposal, or abstaining from voting, by the New Revocation Deadline, if applicable; or

(iii)	take no action in which case the Consent Instruction(s) originally submitted in respect of the Meeting will remain validly submitted.

Noteholders who validly revoke their Consent Instructions will not be eligible to receive a Consent Fee.

Any revocation of a Consent Instruction described in (i) above must specify the Notes to which the original Consent Instruction related to, the securities account to which such Notes are or were credited and any other information required by the Tabulation Agent or the Chairman of the Adjourned Meeting.

The submission of a new Consent Instruction, as described in (ii) above, shall be made pursuant to the terms set forth below for the Adjourned Meeting. Any Consent Instruction submitted in respect of the Adjourned Meeting shall be deemed as automatically revoking the Consent Instruction submitted by the relevant Noteholders for the Meeting.

The absence of any action by the relevant Noteholder as described in (iii) above will result in the Consent Instruction that was validly submitted for the initial Meeting being transmitted, on behalf of the Noteholder, to the Chairman of the Adjourned Meeting for the purposes of the Adjourned Meeting, and being considered in respect of the number of Notes registered on the New Record Date (as defined below) in the name of the relevant Noteholder in the individual securities account(s) opened with the relevant financial intermediary(ies), and therefore, being added to the votes cast in respect of such Adjourned Meeting.

New Consent Instructions submitted by Noteholders for the Adjourned Meeting

New Consent Instructions for the Adjourned Meeting must be submitted by: (i) voting through the Tabulation Agent; (ii) voting through correspondence; (iii) voting through electronic means; or (iv) attending and voting at the Adjourned Meeting (in person or through a representative).

The voting deadline in respect of the Adjourned Meeting is, unless extended or amended at the absolute discretion of the Issuer and the Guarantor as follows:

(i)	5:00 p.m. (Lisbon time) on 11 May 2015 for Noteholders voting by correspondence; or

(ii)	5:00 p.m. (Lisbon time) on 14 May 2015 for Noteholders voting by electronic means; or

(iii)	5:00 p.m. (Lisbon time) on 15 May 2015 for Noteholders voting through the Tabulation Agent.

Noteholders who have validly submitted Consent Instruction(s) for the Meeting through any of the methods detailed in the Notice, and who do not revoke such Consent Instruction(s), do not have to take any further action regarding the Adjourned Meeting in order to be eligible to receive the Consent Fee provided that they have not transferred their Notes prior to the New Record Date.

Consent Fee

Noteholders who were eligible to receive the Consent Fee in respect of the Meeting and whose Consent Instructions in favour of the Extraordinary Resolution are to be considered for the Adjourned Meeting as described in (iii) above (and which are not revoked prior to the New Revocation Deadline, if applicable), will still be eligible to receive the Consent Fee.

Professional Noteholders (as defined below) who were eligible to receive the Consent Fee in respect of the Meeting and whose Consent Instructions in favour of the Extraordinary Resolution are to be considered for the Adjourned Meeting (and which are not revoked prior to the New Revocation Deadline, if applicable), and that are registered in the name of the relevant Professional Noteholder on the New Record Date will still be eligible to receive the Consent Fee.

Noteholders who either deliver or procure delivery of a valid Consent Instruction for the Adjourned Meeting in favour of the Extraordinary Resolution (which is not validly revoked until the New Revocation Deadline, if applicable), through any of the means indicated in this notice, will be eligible to receive the Consent Fee.

Participation in the Adjourned Meeting

Noteholders who, at 00:00 a.m. (Lisbon time) on 12 May 2015 (the “New Record Date”), hold at least one Note shall be entitled to participate and vote at the Adjourned Meeting.

Noteholders intending to take part in the Adjourned Meeting shall declare such intent to the Chairman of the Adjourned Meeting and to the financial intermediary(ies) with whom they have opened an individual securities account (each, a “Financial Intermediary”), being an affiliate member of Interbolsa, by no later than 11:59 p.m. (Lisbon time) on 11 May 2015 (“Declaration of

Participation”). For such purpose, the Noteholders may (and are urged to) use the Declaration of Participation forms made available to them at the Company’s registered office at Avenida Fontes Pereira de Melo, no. 40, 1069-300 Lisbon, Portugal and on its website www.ptportugal.pt as from today.

The Declaration of Participation may be transmitted by e-mail to the following address: assembleia-ptportugal@telecom.pt.

Financial intermediaries who are informed of the intent of their clients to take part in the Adjourned Meeting shall send to the Chairman of the Adjourned Meeting, by 11:59 p.m. (Lisbon time) on 12 May 2015, i.e. by the end of the day of the New Record Date, the information on the number of Notes registered in the name of each client in accordance with article 74 of the Portuguese Securities Code as of the New Record Date (“Declaration of the Financial Intermediary”).

Noteholders will only be able to participate and vote if the Declaration of Participation in respect of their Notes has been received by the Chairman of the Adjourned Meeting by 11:59 p.m. (Lisbon time) on 11 May 2015 and the Declaration of the Financial Intermediary in respect of their Notes has been received by the Chairman of the Adjourned Meeting by 11:59 p.m. (Lisbon time) on 12 May 2015.

Only Registered Holders, being the person shown in the records of each Financial Intermediary, are entitled to exercise voting rights in respect of the Notes for which it is the Registered Holder. Accordingly beneficial owners that wish to vote in respect of the Extraordinary Resolution or participate at the Adjourned Meeting must contact the Registered Holder through which they hold their Notes to arrange such voting or participation.

Any Noteholder who, as a professional, holds Notes in its own name but on behalf of clients (“Professional Noteholder”) may vote in different directions in respect of the Notes it holds, provided that, in addition to the submission of a Declaration of Participation and sending all the information referred to above by its Financial Intermediary, such Professional Noteholder submits to the Chairman of the Adjourned Meeting, by 11:59 p.m. (Lisbon time) on 11 May 2015, by using any sufficient and proportional means of proof: (i) the identification of each client and the number of Notes entitled to vote on such client’s behalf, and (ii) the voting instructions given by each relevant client specifically for the item on the agenda. For these purposes, a statement of responsibility sent by the Professional Noteholder confirming that it has received from its clients voting instructions to the item on the agenda and indicating the other information referred to in (i) and (ii) above will be considered a “sufficient and proportional means of proof”.

Professional Noteholders are admitted to participate and vote only if: (i) the information mentioned in the preceding paragraph has been received by the Chairman of the Adjourned Meeting by 11:59 p.m. (Lisbon time) on 11 May 2015, (ii) the respective Declaration of Participation has been received by the Chairman of the Adjourned Meeting by 11:59 p.m. (Lisbon time) on 11 May 2015, and (iii) the respective Declaration of the Financial Intermediary has been received by the Chairman of the Adjourned Meeting by 11:59 p.m. (Lisbon time) on 12 May 2015.

Except as provided above for Professional Noteholders, a person entitled to more than one vote must cast all the votes to which it is entitled in the same way.

Noteholders having declared their intent to take part in the Adjourned Meeting as abovementioned, or having submitted votes or voting instructions as described below, who transfer any Notes between the New Record Date and the closure of the Adjourned Meeting shall immediately give notice thereof to the Chairman of the Meeting and the CMVM.

Representation of Noteholders

Noteholders may arrange to be represented at the Adjourned Meeting by sending a signed letter addressed to the Chairman of the Adjourned Meeting. For such purpose, the Noteholders may use the form available as from today at the Company’s registered office at Avenida Fontes Pereira de Melo, no. 40, 1069 -300 Lisbon, Portugal and on the website www.ptportugal.pt.

Noteholders’ letters of representation, as well as the letters of Noteholders who are corporations conveying the name of the person who represents them, shall be addressed to the Chairman of the Adjourned Meeting so that they are received no later than 11:59 p.m. (Lisbon time) on 11 May 2015.

Representatives of Noteholders are admitted to participate and vote only if: (i) the information mentioned in the preceding paragraphs has been received by the Chairman of the Adjourned Meeting by 11:59 p.m. (Lisbon time) on 11 May 2015, (ii) the respective Declaration of Participation has been received by the Chairman of the Adjourned Meeting by 11:59 p.m. (Lisbon time) on 11 May 2015, and (iii) the respective Declaration of the Financial Intermediary has been received by the Chairman of the Adjourned Meeting by 11:59 p.m. (Lisbon time) on 12 May 2015.

Voting by correspondence

Noteholders may download the voting papers from the website www.ptportugal.pt (such papers being available thereon as from today), and send the same to the Company, addressed to the Chairman of the Adjourned Meeting, duly completed and in a closed envelope, so that they are received, together with an envelope containing the declaration with a signature certified so as to confirm that the signing person has powers to bind the relevant company or, in the case of individuals, with a simple signature accompanied by a photocopy of the relevant identity card, no later than 5:00 p.m. (Lisbon time) on 11 May 2015.

The votes of Noteholders cast by correspondence are only considered if: (i) the information mentioned in the preceding paragraph has been received by the Chairman of the Adjourned Meeting by 5:00 p.m. (Lisbon time) on 11 May 2015, (ii) the respective Declaration of Participation has been received by the Chairman of the Adjourned Meeting by 11:59 p.m. (Lisbon time) on 11 May 2015, and (iii) the respective Declaration of the Financial Intermediary is received by the Chairman of the Adjourned Meeting by 11:59 p.m. (Lisbon time) on 12 May 2015.

Voting by electronic means

Noteholders may also vote through the website www.ptportugal.pt, in accordance with the requirements established thereon, provided that, no later than 5:00 p.m. (Lisbon time) on 8 May 2015, the Chairman of the Adjourned Meeting receives a communication, prepared in accordance with the form made available on that same website, with a certified signature so as to confirm that the signing person has powers to bind the relevant company or, in the case of individuals, with a simple signature accompanied by a photocopy of the relevant identity card. This communication shall include the mailing address to which the Noteholder intends that the password provided by the Company for this purpose is sent.

Such Noteholders may cast their votes between 00:00 a.m. (Lisbon time) on 12 May 2015 and 5:00 p.m. (Lisbon time) on 14 May 2015.

The votes of Noteholders cast by electronic means, as described above, will only be considered if: (i) the documentation required above in order to request voting by electronic means, has been received by the Chairman of the Adjourned Meeting by 5:00 p.m. (Lisbon time) on 8 May 2015, (ii) the respective Declaration of Participation has been received by the Chairman of the Adjourned Meeting by 11:59 p.m. (Lisbon time) on 11 May 2015, and (iii) the respective Declaration of the Financial Intermediary has been received by the Chairman of the Adjourned Meeting by 11:59 p.m. (Lisbon time) on 12 May 2015.

Voting through the Tabulation Agent

Registered Holders can vote via the electronic platform located at www.e-forms.lucid-is.com/ptportugal. Registered Holders will be required to register providing certain details to verify their identity and holding of Notes against the list of Registered Holders established by Interbolsa at 00:00 a.m. (Lisbon time) on 12 May 2015. Instructions sent through the electronic platform described above may only be given by Registered Holders up to 5.00 p.m. (Lisbon time) on 15 May 2015.

Counting of votes

Votes cast either by correspondence, by electronic means or through the Tabulation Agent are considered at the time of the counting of votes, by adding the same to those cast in the course of the Adjourned Meeting, and the Meeting (to the extent not validly revoked until the New Revocation Deadline, if applicable).

Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published by the Company on its website www.ptportugal.pt as well as on the website of the CMVM www.cmvm.pt, within 14 days of such result being known PROVIDED THAT the non-publication of such notice shall not invalidate such result.

(*)	Chairman of the Meeting:
Mailing Address:	Avenida Fontes Pereira de Melo, no. 40-10th floor, 1069-300, Lisbon, Portugal
Telephone:	+ 351 215 001 111
Fax:	+ 351 213 129 761
E-mail:	assembleia-ptportugal@telecom.pt

Lisbon, 4 May 2015

The Chairman of the Meeting of Noteholders,

João Alfredo Trindade Leal

This Adjourned Meeting Notice is given by PT Portugal, SGPS, S.A.

Noteholders should contact the following for further information:

SOLICITATION AGENTS

Merrill Lynch
Merrill Lynch International
2 King Edward Street
London EC1A 1HQ
United Kingdom
Email:	kulwant.bhatti@baml.com
Fax:	+44 207 995 2929
Attention:	Kulwant Bhatti

Banco Santander Totta, S.A.
Rua do Ouro, no 88
1100-063
Lisbon
Portugal
Email:	tommaso.grospietro@santandergbm.com and ptconsent@santandergbm.com
Telephone:	+44 20 7756 6909 / +351 21 370 43 60
Attention:	Liability Management

BESI
Banco Espírito Santo de Investimento, S.A.
Rua Alexandre Herculano, 38
1269-161 Lisbon
Portugal
Email:	dcm@espiritosantoib.pt
Telephone:	+ 351 21 319 6904
Attention:	Capital Markets Division

TABULATION AGENT

Lucid Issuer Services Limited
Leroy House
436 Essex Road
London N1 3QP
United Kingdom
Email:	pt@lucid-is.com
Telephone:	+44 (0)20 7704 0880
Attention:	Yves Theis / Thomas Choquet

PRINCIPAL PAYING AGENT

Citibank, N.A.
13th Floor Citigroup Centre
Canada Square
London E14 5LB
United Kingdom
Email:	ppapayments@citi.com
Telephone:	+3531622 2210
Attention:	Principal Paying Agent

Requests for copies of the Consent Solicitation Memorandum and information in relation to the procedures for submission of a Consent Instruction should be directed to the Tabulation Agent identified above.

The Solicitation Agents, the Paying Agents and the Tabulation Agent are agents of the Company and the Guarantor and owe no duty to any Noteholders.

Dated: 4 May 2015